CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-12257, 333-12255, 333-157786, 333-86712 and 333-52087), Form S-3MEF (No. 333-49543), Form S-3ASR (Nos. 333-203483, 333-209475, and 333-223984) and Form S-8 (Nos. 333-58135, 333-43047, 333-31569, 333-31571, 333-103528, 333-129615, 333-152884, 333-209476, and 333-223723) of Sinclair Broadcast Group, Inc. of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

 /s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 1, 2019